                  Chase Manhattan Auto Grantor Trust 1996-B
                       Statement to Certificateholders
                              December 15, 1999
------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                       DISTRIBUTION IN DOLLARS
-----------------------------------------------------------------------------------------------------------------------------
               ORIGINAL          PRIOR                                                                             CURRENT
                 FACE          PRINCIPAL                                                   REALIZED  DEFERRED     PRINCIPAL
  CLASS         VALUE           BALANCE         PRINCIPAL       INTEREST        TOTAL       LOSSES   INTEREST      BALANCE
----------------------------------------------------------------------------------------------------------------------------
    A     1,478,422,107.71   232,836,846.11   18,089,444.08   1,282,542.96   19,371,987.04    0.00     0.00    214,747,402.03
    B        45,725,000.00     7,201,234.82      559,474.74      40,566.96      600,041.70    0.00     0.00      6,641,760.08
-----------------------------------------------------------------------------------------------------------------------------
 TOTALS   1,524,147,107.71   240,038,080.93   18,648,918.82   1,323,109.92   19,972,028.74    0.00     0.00    221,389,162.11
-----------------------------------------------------------------------------------------------------------------------------



 ----------------------------------------------------------------------------          ------------------
                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                         PASS-THROUGH RATES
 ----------------------------------------------------------------------------          ------------------
             PRIOR                                                  CURRENT                      CURRENT
           PRINCIPAL                                               PRINCIPAL            CLASS   PASS-THRU
  CLASS     FACTOR       PRINCIPAL     INTEREST      TOTAL          FACTOR                        RATE
 ----------------------------------------------------------------------------           -----------------
    A    157.49010035   12.23564230   0.86750797   13.10315027   145.25445805             A     6.610000%
    B    157.49009995   12.23564221   0.88719431   13.12283652   145.25445774             B     6.760000%
 ----------------------------------------------------------------------------           ------------------
 TOTALS  157.49010034   12.23564230   0.86809857   13.10374087   145.25445804
 ----------------------------------------------------------------------------



------------------------------------------------------------------------------
         IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                Mark McDermott
            The Chase Manhattan Bank - Structured Finance Services
                       450 W. 33rd Street, 14th Floor,
                           New York, New York 10001
                             Tel: (212) 946-7016
                       Email: mark.mcdermott@chase.com
------------------------------------------------------------------------------



 [X]                   (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                    Chase Manhattan Auto Grantor Trust 1996-B
                                December 15, 1999

--------------------------------------------------------------------------------
                         STATEMENT TO CERTIFICATEHOLDERS

                                             Due Period                       39

                                             Due Period Beg Date        11/01/99

                                             Due Period End Date        11/30/99

                                             Determination Date         12/10/99

 Section 5.8(iii) Servicing Fee                                       200,031.73
 Section 5.8(iii) Servicing Fee per $1000                             0.13124175

 Section 5.8(v) Pool Balance at the end of the Collection Period  221,389,162.11

 Section 5.8(vi) Net Losses for Collection Period                     144,953.36

 Section 5.8(vii) Carryover Shortfall for Collection Period
               Class A Interest                                             0.00

               Class B Interest                                             0.00

               Class A Principal                                            0.00

               Class B Principal                                            0.00

               TOTAL                                                        0.00

 Section 5.8(viii) Reserve Account Balance after Disbursement      11,431,103.00

 Section 5.8(ix) Specified Reserve Account Balance                 11,431,103.00

 Section 5.8(x) Repurchase Amounts for Repurchased Receivables
               By Seller                                                    0.00

               By Servicer                                            192,829.97

               TOTAL                                                  192,829.97

 Section 5.8(xi) Advance Summary for Collection Period
               Unreimbursed Advances for Previous Period            4,143,481.87

               Unreimbursed Advances for Period                     4,084,748.70

               Change From Previous Periods                           -58,733.17

               Reimbursed advance from collections                    314,386.23

               Reimbursed advance from liquidation proceeds            14,470.67

               Reimbursed advance from reserve account withdrawals          0.00



 [x]                    (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION